                                                              EXHIBIT 10.3


                              AMENDED AND RESTATED

                          LOAN AND SECURITY AGREEMENT



         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of July 16, 1998, by and between HeadHunter.NET, Inc., a Georgia corporation ("BORROWER"), ITC Service Company, a Georgia corporation ("LENDER"), and ITC Holding Company, Inc., a Delaware corporation.

                                   BACKGROUND

         WHEREAS, HeadHunters, L.L.C., a Delaware limited liability company and predecessor to Borrower ("PREDECESSOR"), and ITC Holding Company, Inc. entered into that certain Loan and Security Agreement, dated as of October 30, 1997, (the "ORIGINAL LOAN AND SECURITY AGREEMENT"); and

         WHEREAS, Borrower and ITC Holding Company, Inc. have agreed to amend and restate the Original Loan and Security Agreement in the manner hereinafter set forth for the purpose, among others, of providing that Lender shall replace ITC Holding Company, Inc. for all purposes under the Original Loan and Security Agreement, as so amended and restated;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereby agree to amend and restate the Original Loan and Security Agreement in its entirety such that on and after the date hereof, it shall read in its entirety as follows:


1.        LOANS

          1.1.      REVOLVING CREDIT LOAN

                    Subject to the terms and conditions set forth in SECTION 3 below, during the period beginning on the date hereof (the "CLOSING DATE") and ending (the "ENDING DATE") on the earlier of: (i) December 31, 1998 or (ii) the closing of an initial public offering of equity securities by Borrower, Lender shall make advances (the "REVOLVING CREDIT LOAN") to Borrower in such amounts (each a "BORROWING") as Borrower shall reasonably request from time to time, provided that the maximum outstanding aggregate principal amount of all such advances shall at no time exceed $2,500,000 (the "COMMITMENT"). Each Borrowing shall be made upon written or e-mail notice of the Borrower, received by the Lender not later than 5:00 PM five (5) Business Days (as hereinafter defined) prior to the date of the proposed Borrowing, and the amount of such proposed Borrowing shall not be in an amount of less than $100,000. Under the Revolving Credit Loan, Borrower may borrow, repay, and reborrow, subject to the limitations set forth above. The Revolving Credit Loan shall be evidenced by a promissory note of Borrower (the "NOTE"), dated the Closing Date and in substantially the form of the promissory note attached hereto as EXHIBIT A (the terms and provisions of which Note are incorporated herein by reference), and shall be secured as hereinafter set forth.

          1.2.      INTEREST

                    The outstanding principal amount of the Revolving Credit Loan shall bear interest at the following rate or rates, as applicable: (1) the applicable annual rate of interest on the portion of the outstanding principal amount of the Revolving Credit Loan from time to time that is equal to One Million Dollars ($1,000,000) or less will be the rate approximating Lender's cost of debt capital as reasonably determined, from time to time, by Lender; and (2) the applicable annual rate of interest on the portion of the outstanding principal amount of the Revolving Credit Loan from time to time that is greater than One Million Dollars ($1,000,000) will be the rate of fourteen percent (14%). Lender shall notify Borrower in writing or by e-mail (the "INTEREST NOTICE") of any adjustment in such interest rate and any such adjustment to such interest rate shall be effective as of the fifth day of the next calendar month after Borrower's receipt of the applicable Interest Notice.

                    Interest shall be payable monthly in arrears within ten days after the close of each calendar month.

          1.3.      ISSUANCE OF STOCK PURCHASE WARRANT

                    Subject to the terms and conditions set forth in SECTION 3 hereof, Borrower shall issue to Lender on the Closing Date a stock purchase warrant (the "WARRANT"), in substantially the form of the stock purchase warrant attached hereto as EXHIBIT B. The terms and provisions of such Warrant are incorporated herein by reference.

          1.4.      USE OF PROCEEDS

                    The proceeds of Revolving Credit Loan shall be used by Borrower only to: (i) provide Borrower with funds for working capital and capital improvements, and (ii) for other lawful corporate purposes.


2.        REPRESENTATIONS AND WARRANTIES OF BORROWER

                    In order to induce Lender to enter into this Agreement and to make the Revolving Credit Loan, Borrower hereby makes the following representations and warranties to Lender, which representations and warranties shall survive the execution and delivery hereof and of the Note:



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          2.1.      ORGANIZATION AND STANDING; AUTHORITY

                    Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, except for any such jurisdictions where the failure to be so qualified would not have a material adverse effect on the ability of Borrower to perform or comply with all terms, conditions, and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents (as hereinafter defined), or to perform the transactions contemplated hereby or thereby, and (c) has the power and authority to own, operate, and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform this Agreement, the Note, and any other instruments or agreements executed pursuant hereto or thereto (this Agreement, the Note, and such other instruments and agreements hereinafter collectively referred to as the "LOAN DOCUMENTS"), to incur the obligations provided for in the Loan Documents, and to perform the transactions contemplated in the Loan Documents (including, without limitation, the creation of a first lien and security interest in favor of Lender in the Collateral (as hereinafter defined)), all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect).

          2.2.      APPROVALS

                    No approval, consent or other action by any governmental authority or by any other person or entity, which has not been obtained, is or will be necessary to permit the valid execution, delivery or performance by Borrower of this Agreement or any of the other Loan Documents.

          2.3.      BINDING EFFECT, NO VIOLATIONS

                    Each of the Loan Documents, upon its execution and delivery, will constitute a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. The execution, delivery, and performance of the Loan Documents will not (a) violate, conflict with, or constitute a default under, any law, regulation, order or any other requirement of any court, tribunal, arbitrator, or governmental authority, any terms of the Borrower's Articles of Incorporation, or any material contract, agreement or other arrangement binding upon or affecting Borrower or any of its properties, or (b) result in the creation, imposition or acceleration of any indebtedness or any mortgage, pledge, lien, charge, reservation, covenant, restriction, security interest, or other encumbrance (an "ENCUMBRANCE") of any nature upon, or with respect to, Borrower or any of its properties (other than the Encumbrance created pursuant to the Loan Documents).



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          2.4.      LITIGATION

                    There is no claim, litigation, proceeding, or investigation pending, threatened or reasonably anticipated against or affecting Borrower and relating to this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, before or by any court, tribunal, arbitrator, or governmental authority.

          2.5.      TITLE TO ASSETS

                    As of the date hereof, Borrower has good, valid, and marketable title to all of its properties and assets (whether real or personal), and there exist no Encumbrances on any of Borrower's properties or assets, including, without limitation, the Collateral, other than those set forth in EXHIBIT C attached hereto. All personal property of Borrower is in good operating condition and repair, and is suitable and adequate for the uses for which it is being used. Upon the execution and delivery of this Agreement, and upon the filing of financing statements as referred to in SECTION 5.2 hereof and/or the taking by Lender of possession of the Collateral on or prior to the date hereof, as the case may be, Lender will have a good and valid security interest in the Collateral, subject to no Encumbrance in favor of any other person or entity.

          2.6.      INFORMATION

                    The statements made and the documents delivered by Borrower to Lender in connection with this Agreement and the other Loan Documents are true, correct and complete in all material respects and omit no material facts which are necessary to prevent such statements from being misleading.

          2.7.      NO CHANGE

                    No change in the business, operations, properties or condition (financial or otherwise) of Borrower, or any other event, has occurred since the date of the most recent information submitted to Lender by Borrower as described in SECTION 2.6 hereof, which change could reasonably be expected to have a material adverse effect on the ability of Borrower to perform or comply with all terms, conditions, and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated hereby and thereby.

          2.8.      TAXES

                    Both Predecessor and Borrower have filed all tax returns and reports required by any governmental authority to be filed by either Predecessor or Borrower, and such returns and reports are true and correct in all material respects. Both Predecessor and Borrower have paid all taxes, assessments, and



                                     - 4 -
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other government charges imposed upon them or their income, profits or properties, or upon any part thereof, other than those presently payable without penalty or interest and those which are being contested in good faith.

          2.9.      NO DEFAULT

                    No Event of Default (as hereinafter defined), and no event which with notice, lapse of time or other condition would constitute an Event of Default, has occurred and is continuing.

          2.10.     COMPLIANCE WITH LAWS

                    Borrower has complied and is in compliance with all applicable laws, regulations, orders, and other requirements of any governmental authority or arbitrator, and with all terms of Borrower's Articles of Incorporation and each agreement or other arrangement binding upon or affecting Borrower or any of its properties, except for any non-compliance with any of the foregoing which would not have a material adverse effect on the ability of the Borrower to perform or comply with all terms, conditions, and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated hereby or thereby.

          2.11.     LICENSES AND CONTRACTS

                    All material franchises, licenses, permits, certificates, consents, approvals, authorizations, agreements, and contracts necessary to operate Borrower's business as it currently is being operated have been obtained and are in full force and effect.

          2.12.     CAPITAL STOCK

                    The capital stock of Borrower (the "Capital Stock") described on EXHIBIT D hereto constitutes all the issued and outstanding Capital Stock of the Borrower. Except for the Warrant and as set forth on EXHIBIT D hereto, no person has conversion rights with respect to, or any subscription rights, calls, committments or claims of any character for, or any repurchase or redemption options relating to the Capital Stock of Borrower. There are no outstanding contractual obligations of Borrower to repurchase, redeem or otherwise acquire any of its Capital Stock or make any material investment (in the form of a loan, capital contribution or otherwise) in any other person. As of the date hereof, all of the Capital Stock of Borrower will be duly issued, fully paid and non-assessable.



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3.        CONDITIONS PRECEDENT

          3.1. CONDITIONS PRECEDENT TO FIRST ADVANCE OF REVOLVING CREDIT LOAN ON OR AFTER THE DATE HEREOF

                    The obligation of Lender to make the first advance of the Revolving Credit Loan on or after the date hereof is subject to the satisfaction (in the reasonable judgment of Lender), at or before the date of such advance, of the following conditions precedent:

                    3.1.1.  REPRESENTATIONS AND WARRANTIES; COMPLIANCE

                    All representations and warranties made by Borrower in this Agreement or any of the other Loan Documents shall be true and correct in all material respects on and as of the date of such advance with the same force and effect as though such representations and warranties had been made on and as of the date of such advance. All of the agreements, terms, covenants, and conditions required by this Agreement to be complied with and performed prior to the date of such advance by Borrower shall have been complied with and performed.

                    3.1.2.  DOCUMENTS

                    Borrower shall deliver to Lender copies of all documents and other items reasonably requested by Lender evidencing Borrower's authority to enter into and perform this Agreement and the other Loan Documents.

                    3.1.3.  EXECUTED NOTE AND OTHER LOAN DOCUMENTS

                    Borrower shall deliver to Lender the fully executed Note and fully executed copies of all other Loan Documents.

                    3.1.4.  FINANCING STATEMENTS

                    All Financing Statements deemed necessary by Lender under
SECTION 5 hereof shall have been properly filed and shall be effective as required by Lender.

          3.2. CONDITIONS PRECEDENT TO THE SECOND AND EACH SUBSEQUENT ADVANCE OF THE REVOLVING CREDIT LOAN

                    The obligation of Lender to make the second and each subsequent advance of the Revolving Credit Loan, is subject to the satisfaction (in the reasonable judgment of Lender), as of the date of each such Revolving Credit Loan advance, of the conditions precedent specified in SECTION 3.1 hereof.



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4.        COVENANTS OF BORROWER

                    Until all obligations of Borrower under this Agreement and the other Loan Documents are paid in full and performed, Borrower hereby covenants and agrees that it shall, unless Lender otherwise consents in advance in writing:

          4.1.      PAYMENT OF NOTE

                    Punctually pay the principal of and interest on the Note at the times and places and in the manner specified therein.

          4.2.      CORPORATE EXISTENCE

                    Preserve, maintain, and keep in full force and effect its existence as a corporation in the State of Georgia.

          4.3.      CORPORATE RIGHTS AND FRANCHISES; QUALIFICATION; CONDUCT OF
                    BUSINESS

                    Preserve, maintain, and keep in full force and effect all franchises, licenses, permits, certificates, consents, approvals, authorizations, agreements, and contracts material to the operation of Borrower's business as it currently is being conducted, whether now existing or hereafter granted to or obtained by Borrower; qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its activities and ownership of property; and continue to engage in a business of the same general type as now conducted by it.

          4.4.      TAXES, CHARGES, AND OBLIGATIONS

                    Pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income, profits, properties or any part thereof, prior to the date on which penalties attach thereto, as well as all claims which, if unpaid, might become an Encumbrance upon any properties of Borrower, and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the indebtedness and other obligations of whatever nature of Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, claim, indebtedness or obligation so long as (a) the validity thereof is being contested by Borrower in good faith and by proper proceedings, (b) Borrower sets aside on its books adequate reserves therefor, and (c) in the case where any such tax, assessment, charge, claim or levy might become an Encumbrance upon any item of the Collateral or any part thereof, Borrower makes arrangements acceptable to Lender to secure the payment thereof.



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          4.5.      MAINTENANCE OF COLLATERAL

                    Keep all Collateral in good repair, working order, and condition, and from time to time make all necessary repairs thereof.

          4.6.      INSURANCE

                    Maintain and keep in full force and effect, with financially sound and reputable insurance companies acceptable to Lender, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates. Lender shall be named as an additional insured with Borrower on all policies insuring any of the Collateral. Additionally, Borrower shall use its reasonable best efforts to obtain and maintain a key man insurance policy on the life of Warren Bare, President of Borrower (the "KEY MAN LIFE INSURANCE POLICY"), in the amount of at least $3,500,000. Such policy must be reasonably satisfactory in form and content to Lender and shall provide that, in the event a payment is made thereunder, the insurance company shall be obligated to pay directly to Lender an amount equal to the outstanding amount of the Obligations (as hereinafter defined).

          4.7.      COMPLIANCE WITH LAWS

                    Comply with all applicable laws, regulations, orders, and other requirements of any court, tribunal, arbitrator, or governmental authority, non-compliance with which could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower.

          4.8.      BOOKS AND RECORDS

                    Keep and maintain adequate and proper records and books of account, in which complete entries are made in accordance with generally accepted accounting principles consistently applied and in accordance with all laws, regulations, orders, and other requirements of any court, tribunal, arbitrator, or governmental authority, reflecting all financial and other transactions of Borrower normally and customarily included in records and books of account of companies engaged in the same or similar businesses and activities as Borrower.

          4.9.      ACCESS TO BORROWER'S EMPLOYEES, PROPERTIES, AND BOOKS AND
                    RECORDS

                    Permit Lender and any agents or representatives thereof, during normal business hours and upon reasonable notice to Borrower, to visit and inspect the properties of Borrower, to examine and make abstracts from any of Borrower's books and records, and to discuss the business, operations, properties, and condition (financial or otherwise) of Borrower with any of the officers, directors,



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

employees, agents or representatives (including, without limitation, the independent certified public accountants) of Borrower.

          4.10.     FINANCIAL STATEMENTS

                    Furnish to Lender (a) within one hundred twenty (120) days after the end of each fiscal year of Borrower, the audited balance sheet of Borrower as of the end of such fiscal year and the related audited statements of income, changes in stockholders' equity and changes in financial position of Borrower for such fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied, and certified without qualification by an independent certified public accountant of recognized standing; (b) within sixty (60) days after the end of each quarter of each fiscal year of Borrower, a balance sheet and related statement of income, changes in members' equity, and changes in financial position of Borrower, as of the end of such quarter, certified by Borrower's chief financial officer as having been prepared in accordance with generally accepted accounting principles consistently applied; and (c) not later than fifteen (15) days after each calendar month end, a balance sheet and income statement of Borrower as of the last day of such month.

          4.11.     COLLATERAL

                    Execute, deliver, and file, or cause the execution, delivery, and filing of, any and all documents (including, without limitation, financing statements and continuation statements), necessary or desirable for Lender to create, perfect, preserve, validate, or otherwise protect a first lien and security interest in the Collateral; maintain, or cause to be maintained, at all times Lender's first lien and security interest in the Collateral; immediately upon learning thereof, report to Lender any reclamation, return or repossession of any goods forming a part of the Collateral, any material claim or dispute asserted by any debtor with respect to any material account, and any other matters materially affecting the value or enforceability or collectibility of any of the Collateral; defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Lender, and pay all costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such defense; at Borrower's sole cost and expense (including legal costs and reasonable attorneys' fees and expenses), settle any and all stock claims, demands, and disputes, and indemnify and protect Lender against any liability, loss or expense arising from any such claims, demands, or disputes or out of any such reclamation, return or repossession of goods forming a part of the Collateral and provide Lender with not less than thirty
(30) days prior notice before changing the location of its chief executive office or any of its places of business.



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          4.12.     NOTICE OF DEFAULT AND LOSS

                    Give immediate notice to Lender upon the occurrence of any Event of Default or event which with notice or lapse of time or otherwise would constitute an Event of Default and of any material loss or damage to any of the Collateral.

          4.13.     INDEBTEDNESS

                    Not create, incur, assume, or suffer to exist any indebtedness, except for (a) indebtedness under the Loan Documents; (b) indebtedness incurred in the normal course of business and payable by its terms within one (1) year after the incidence thereof; or (c) indebtedness to which the Lender has consented in writing.

          4.14.     ENCUMBRANCES

                    Not create, incur, assume or suffer to exist any Encumbrance (other than the Encumbrance created by this Agreement) upon any of the Collateral, whether now owned or hereafter acquired, except for those Encumbrances set forth in EXHIBIT C attached hereto.

          4.15.     FUNDAMENTAL CHANGES

                    Not amend its Articles of Incorporation by any amendment which would adversely affect Borrower's ability to perform or comply with any of the terms, conditions or agreements to be performed or complied with by Borrower hereunder or to perform any of the transactions contemplated hereby, consolidate or merge with any other limited liability company, corporation, partnership, or other entity, or purchase, lease or otherwise acquire all or substantially all of the assets of any other entity, except that Borrower may own notes and other receivables acquired in the ordinary course of business.

          4.16.     TRANSFER OF COLLATERAL

                    Not sell, lease, assign, pledge or otherwise dispose of any of the Collateral, whether now owned or hereafter acquired, except in the ordinary course of business and for fair market value.

          4.17.     USE OF PROCEEDS

                    Not use, or allow the use of, the proceeds of the Revolving Credit Loan for any purpose which would cause this Agreement to violate Regulations U, T, or X of the Board of Governors of the Federal Reserve System or for any purpose other than that specified in SECTION 1.4 hereof.



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5.        SECURITY

          5.1.      COLLATERAL

                    As security (a) for the punctual payment of the principal of the Note, together with the interest and premium, if any, thereon, including all advances thereunder, and all modifications, renewals, extensions, and re-amortizations thereof or any part thereof, however evidenced, (b) for the punctual payment of all other sums and interest, if any, thereon, becoming due or payable to Lender under the provisions hereof or of any other Loan Document, and (c) the due performance and observance by Borrower of all of the covenants, conditions and other provisions hereof and of the other Loan Documents (all of the indebtedness and other obligations of Borrower described in this SECTION
5.1 being hereinafter referred to collectively as the "OBLIGATIONS"), Borrower hereby grants to Lender a security interest in, and assigns and pledges to Lender all of the following (collectively, the "COLLATERAL"): (i) all accounts (as hereinafter defined) now owned or hereafter acquired by Borrower; (ii) all equipment (as hereinafter defined) now owned or hereafter acquired by Borrower; and (iii) all proceeds (as hereinafter defined) of the foregoing. For purposes of this Agreement: "ACCOUNTS," "EQUIPMENT" and "PROCEEDS" have the meanings ascribed to them in Article 9 of the Uniform Commercial Code as in effect in the State of Georgia on the date hereof.

          5.2.      FINANCING STATEMENTS

                    At the request of Lender, Borrower will join with Lender in executing financing statements, continuation statements, and other documents with respect to the Collateral pursuant to the Uniform Commercial Code and otherwise, in form satisfactory to Lender, and Borrower will pay the cost of filing the same in all public offices wherever Lender deems filing to be necessary or desirable. Borrower grants Lender the right, at Lender's option, to file any or all such continuation statements and such other documents pursuant to the Uniform Commercial Code and otherwise, without Borrower's signature where legally permissible, and irrevocably appoints Lender as Borrower's attorney-in-fact to execute any such statements and documents in Borrower's name and to perform all other acts which Lender deems appropriate to perfect and continue the security interests conferred by this Agreement.

          5.3.      NO RELEASE

                    No injury to, or loss or destruction of, any item of the Collateral shall relieve Borrower of any obligation under this Agreement or under any of the other Loan Documents.



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

6.        EVENTS OF DEFAULT AND REMEDIES

          6.1.      EVENTS OF DEFAULT

                    The occurrence of any one or more of the following events shall constitute an Event of Default hereunder: (a) Borrower shall fail to pay, when due, any sum payable under the Note, and such failure shall continue for five (5) Business Days after the date on which Borrower receives written notice of such failure; or (b) any representation or warranty made by or on behalf of Borrower herein or in any other Loan Document shall prove to have been incorrect or misleading or breached in any material respect on or as of any date as of which made; or (c) Borrower shall at any time fail to observe, satisfy or perform any of the covenants or agreements contained in SECTION 4 or 5 hereof and such failure shall continue unremedied for a period of five (5) Business Days after written notice of the existence of such failure have been received by Borrower from Lender; or (d) Borrower shall fail to observe or perform any other term, covenant or agreement contained in this Agreement or in any other Loan Document to be observed or performed on its part and such failure shall continue unremedied for a period of five (5) Business Days after written notice of the existence of such failure shall have been received by Borrower from Lender; or (e) any event of default under any of the Loan Documents shall occur; or (f) a decree or order for relief of Borrower shall be entered by a court of competent jurisdiction in any involuntary case involving Borrower under any bankruptcy, insolvency, or similar law now or hereafter in effect, or a receiver, liquidator, or other similar agent for Borrower or for any substantial part of Borrower's assets or property shall be appointed, or the winding up or liquidation of Borrower's affairs shall be ordered; or (g) Borrower shall commence a voluntary case under any bankruptcy, insolvency, or similar law now or hereafter in effect, or Borrower shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator or other similar agent for Borrower or for any substantial part of Borrower's assets or property, or Borrower shall make any general assignment for the benefit of creditors, or Borrower shall take any action preparatory to or otherwise in furtherance of any of the foregoing, or Borrower shall fail generally to pay its debts as such debts come due; or (h) one or more judgments or decrees shall be entered against Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

          6.2.      RIGHTS AND REMEDIES OF LENDER

                    Upon the occurrence of any Event of Default, Lender may, at its option, exercise any one or more of the following rights and remedies: (a) declare the Commitment and Lender's obligation to make the Loans to be terminated, and declare the entire unpaid principal amount of the Note, all interest accrued and



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

unpaid thereon, and all other amounts payable under this Agreement and the other Loan Documents to be accelerated, and to be immediately due and payable, whereupon the Note, all such accrued interest, and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding; (b) notify all parties under the contracts and accounts forming all or any part of the Collateral to make any payments due to Borrower from such parties directly to Lender; (c) in Lender's own name, or in the name of Borrower, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such contracts and accounts; (d) endorse as the agent of Borrower any chattel paper, documents, or instruments forming all or any part of the Collateral; (e) take any other action which Lender deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (f) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Lender under other provisions of this Agreement, under the Note, under any of the other Loan Documents, or provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in the State of Georgia).

          6.3.      APPLICATION OF PROCEEDS

                    Any proceeds from the collection or sale or other disposition of the Collateral shall be applied in the following order of priority: First, to the payment of all expenses of collecting, storing, leasing, operating, managing, selling, or disposing of the Collateral, and to the payment of all sums which Lender may be required or elect to pay, if any, for taxes, assessments, insurance, and other charges upon such Collateral or any part thereof, and of all other payments which Lender may be required or authorized to make under any provision of this Agreement or of any other Loan Document (including in each such case reasonable legal costs and attorneys' fees and expenses); Second, to the payment of all Obligations; and Third, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction; provided that Borrower shall be liable for any deficiency if the proceeds are insufficient to satisfy all of the Obligations.


7.        MISCELLANEOUS PROVISIONS

          7.1.      ADDITIONAL ACTIONS AND DOCUMENTS

                    Borrower shall take or cause to be taken such further actions, shall execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and shall obtain such consents as may be necessary or as Lender may reasonably request in order fully to effectuate the purposes, terms, and conditions of this Agreement and the other Loan Documents, whether before, at or after the closing of transactions contemplated hereby and thereby or the occurrence of an Event of Default hereunder.

          7.2.      EXPENSES

                    Borrower shall pay all expenses of Lender incident to this Agreement, including legal and accounting fees and disbursements.

          7.3.      NOTICES

                    All notices, demands, requests, or other communications provided for herein or in the other Loan Documents shall be in writing and shall be hand delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission, addressed as follows:

                       (a) If to Borrower:

                           HeadHunter.NET, Inc.
                           6410 Atlantic Boulevard, Suite 160
                           Norcross, GA  30071
                           Attention:  Warren Bare
                           Facsimile No.:  (770) 300-9298
                           E-mail:  warrenb@HeadHunter.NET

                       (b) If to Lender:

                           ITC Service Company
                           1239 O.G. Skinner Drive
                           West Point, GA  31833
                           Attention:  Bryan W. Adams
                           Facsimile No.: (706) 643-5067
                           E-mail:  badams@itchold.com

                           with a copy (which shall not constitute notice) to:

                           Kimberley E. Thompson
                           Vice President, General Counsel and Secretary 4717 Dolphin Lane
                           Alexandria, Virginia 22309
                           Facsimile No.: 703/619-9720
                           E-mail:  kthompson@itchold.com

or such other address as the addressee may indicate by written notice to the other parties.

                    Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile) the confirmation being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

          7.4.      SEVERABILITY

                    If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement.

          7.5.      SURVIVAL

                    It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties, and indemnities made by Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of all advances and extensions of credit thereunder.

          7.6.      WAIVER

                    No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

          7.7.      RIGHTS CUMULATIVE

                    Except as specifically provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by Borrower or by Lender of any other rights or the seeking of any other remedies against the other, or its successors or assigns. Nothing contained herein shall preclude a party from seeking equitable relief, where appropriate.

          7.8.      ENTIRE AGREEMENT; MODIFICATION

                    This Agreement, the exhibits hereto, and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the other Loan Documents shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

          7.9.      TERMINATION

                    This Agreement shall terminate upon payment in full of all amounts payable and performance of all other obligations owed by Borrower to Lender under this Agreement and under the other Loan Documents.

          7.10.     GOVERNING LAW

                    This Agreement and the other Loan Documents, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Georgia (excluding the choice of law rules thereof).

          7.11.     PRONOUNS

                    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

          7.12.     HEADINGS

                    Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          7.13.     PAYMENTS

                    If any payment or performance of the Note or of any of the other obligations under this Agreement or any of the other Loan Documents becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension. For the purposes of this Agreement, "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized by law to close.

          7.14.     COUNTERPARTS

                    This Agreement and any of the other Loan Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

                    IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                      BORROWER:

                                      HeadHunter.NET, Inc.



                                      By:  /s/ Kenneth E. Dopher
                                         -------------------------------------
                                         Name:   Kenneth E. Dopher
                                         Title:  CFO


                                      LENDER:

                                      ITC Service Company



                                      By:  /s/ J. Douglas Cox
                                         -------------------------------------
                                         Name:   J. Douglas Cox
                                         Title:  Senior Vice President


                                      ITC Holding Company, Inc.



                                      By:  /s/ J. Douglas Cox
                                         -------------------------------------
                                         Name:   J. Douglas Cox
                                         Title:  Senior Vice President